EXHIBIT 10.23

                         CASTLE DENTAL CENTERS, INC.

                                     AND

                            HELLER FINANCIAL, INC.

                                     AND

                       MIDWEST MEZZANINE FUND II, L.P.

                -----------------------------------------------

                 SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I

      Definitions and Accounting Matters.....................................1
      Section 1.01 TERMS DEFINED ABOVE.......................................1
      Section 1.02 CERTAIN DEFINED TERMS.....................................1
      Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS......................12

ARTICLE II

      Purchase and Sale of Notes............................................12
      Section 2.01 PURCHASE AND SALE OF NOTES...............................12
      Section 2.02 FEES.....................................................13
      Section 2.03 PREPAYMENTS..............................................13

ARTICLE III

      Payments of Principal and Interest....................................14
      Section 3.01 PAYMENT OF NOTES.........................................14
      Section 3.02 INTEREST.................................................15

ARTICLE IV

      Payments; Computations; Etc...........................................15
      Section 4.01 PAYMENTS.................................................15
      Section 4.02 COMPUTATIONS.............................................16
      Section 4.03 INTENTIONALLY OMITTED....................................16
      Section 4.04 TAXES....................................................16

ARTICLE V

      Capital Adequacy......................................................17
      Section 5.01 CAPITAL ADEQUACY; ADDITIONAL COSTS.......................17
      Section 5.02 LIMITATION ON EURODOLLAR RATE............................18
      Section 5.03 ILLEGALITY...............................................19
      Section 5.04 INTEREST ON THE NOTES AT THE BASE RATE PURSUANT TO
                   SECTIONS 5.01, 5.02 AND 5.03.............................19
      Section 5.05 COMPENSATION.............................................19

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ARTICLE VI

      Conditions Precedent..................................................20
      Section 6.01 INITIAL PURCHASE.........................................20
      Section 6.02 NO WAIVER................................................22

ARTICLE VII

      Representations and Warranties........................................22
      Section 7.01 CORPORATE EXISTENCE......................................22
      Section 7.02 FINANCIAL CONDITION......................................22
      Section 7.03 LITIGATION...............................................23
      Section 7.04 NO BREACH................................................23
      Section 7.05 AUTHORITY................................................23
      Section 7.06 APPROVALS................................................23
      Section 7.07 USE OF NOTE PROCEEDS.....................................23
      Section 7.08 ERISA....................................................24
      Section 7.09 TAXES....................................................25
      Section 7.10 TITLES, ETC..............................................25
      Section 7.11 NO MATERIAL MISSTATEMENTS................................25
      Section 7.12 INVESTMENT COMPANY ACT...................................26
      Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT.......................26
      Section 7.14 SUBSIDIARIES.............................................26
      Section 7.15 LOCATION OF BUSINESS AND OFFICES.........................26
      Section 7.16 DEFAULTS.................................................26
      Section 7.17 ENVIRONMENTAL MATTERS....................................26
      Section 7.18 COMPLIANCE WITH THE LAW..................................26
      Section 7.19 INSURANCE................................................26
      Section 7.20 MANAGEMENT SERVICES AGREEMENTS AND
                   ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS..................27
      Section 7.21 RESTRICTION ON LIENS.....................................27
      Section 7.22 MATERIAL AGREEMENTS......................................27
      Section 7.23 HEDGING AGREEMENTS.......................................28
      Section 7.24 YEAR 2000................................................28
      Section 7.25 CAPITALIZATION...........................................28

ARTICLE VIII

      Affirmative Covenants.................................................29
      Section 8.01 REPORTING REQUIREMENTS...................................29
      Section 8.02 LITIGATION...............................................31
      Section 8.03 MAINTENANCE, ETC.........................................31
      Section 8.04 ENVIRONMENTAL MATTERS....................................32

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      Section 8.05 FURTHER ASSURANCES.......................................32
      Section 8.06 PERFORMANCE OF OBLIGATIONS...............................33
      Section 8.07 ERISA INFORMATION AND COMPLIANCE.........................33
      Section 8.08 MANAGEMENT SERVICES AGREEMENTS AND
                   ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS..................33
      Section 8.09 GUARANTEE BY ACQUIRED ENTITIES...........................33
      Section 8.10 YEAR 2000................................................34
      Section 8.11 BOARD OBSERVATION........................................34
      Section 8.12 CORRESPONDING AMENDMENT..................................34

ARTICLE IX

      Negative Covenants....................................................35
      Section 9.01 DEBT.....................................................35
      Section 9.02 LIENS....................................................35
      Section 9.03 INVESTMENTS, LOANS AND ADVANCES..........................36
      Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS.................38
      Section 9.05 SALES AND LEASEBACKS.....................................38
      Section 9.06 NATURE OF BUSINESS.......................................38
      Section 9.07 MERGERS, ETC.............................................38
      Section 9.08 PROCEEDS OF NOTES........................................38
      Section 9.09 ERISA COMPLIANCE.........................................38
      Section 9.10 SALE OR DISCOUNT OF RECEIVABLES..........................40
      Section 9.11 RATIO OF TOTAL FUNDED DEBT TO CAPITALIZATION.............40
      Section 9.12 NET WORTH................................................40
      Section 9.13 LEVERAGE RATIO...........................................40
      Section 9.14 FIXED CHARGE COVERAGE RATIO..............................40
      Section 9.15 RATIO OF TOTAL FUNDED DEBT TO EBITDA.....................41
      Section 9.16 CAPITAL EXPENDITURES.....................................41
      Section 9.17 ENVIRONMENTAL MATTERS....................................41
      Section 9.18 TRANSACTIONS WITH AFFILIATES.............................41
      Section 9.19 SUBSIDIARIES.............................................42
      Section 9.20 NEGATIVE PLEDGE AGREEMENTS...............................42
      Section 9.21 OTHER AGREEMENTS.........................................42
      Section 9.22 ACQUIRED ENTITIES........................................42
      Section 9.23 AMENDMENT OF CASTLE WEST LLC AGREEMENT...................42
      Section 9.24 JUNIOR SUBORDINATION DEBT................................43
      Section 9.25 RESTRICTION ON FUNDAMENTAL CHANGES.......................43
      Section 9.26 DISPOSAL OF ASSETS OR SUBSIDIARY STOCK...................43

ARTICLE X

      Events of Default; Remedies...........................................43

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      Section 10.01 EVENTS OF DEFAULT.......................................43
      Section 10.02 REMEDIES................................................45

ARTICLE XI

      Holder Representations and Warranties.................................46
      Section 11.01 ACCREDITED INVESTOR.....................................46

ARTICLE XII

      Miscellaneous.........................................................46
      Section 12.01 WAIVER..................................................46
      Section 12.02 NOTICES.................................................47
      Section 12.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC...................47
      Section 12.04 AMENDMENTS, ETC.........................................49
      Section 12.05 SUCCESSORS AND ASSIGNS..................................49
      Section 12.06 ASSIGNMENTS.............................................49
      Section 12.07 INVALIDITY..............................................50
      Section 12.08 COUNTERPARTS............................................50
      Section 12.09 REFERENCES..............................................50
      Section 12.10 SURVIVAL................................................50
      Section 12.11 CAPTIONS................................................51
      Section 12.12 NO ORAL AGREEMENTS......................................51
      Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION...............51
      Section 12.14 INTEREST................................................52
      Section 12.15 CONFIDENTIALITY.........................................52
      Section 12.16 EFFECTIVENESS...........................................53
      Section 12.17 EXCULPATION PROVISIONS..................................53
      Section 12.18 SUBORDINATION...........................................54

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EXHIBITS AND SCHEDULES

Exhibit A   -     Form of Subordinated Note
Exhibit B   -     Form of Convertible Note
Exhibit C   -     Form of Compliance Certificate
Exhibit D   -     Form of Officer's Certificate
Exhibit E   -     Due Diligence Items
Exhibit F   -     Form of Subordination Agreement for Junior Subordinated Debt


Schedule 1.1      -     Acquired  Entities
Schedule 7.02     -     Liabilities
Schedule 7.03     -     Litigation
Schedule 7.14     -     Subsidiaries
Schedule 7.19     -     Insurance
Schedule 7.20     -     Management Services Agreements and Accounts Receivable
                        Purchase  Agreements
Schedule 7.22     -     Material Agreements
Schedule 7.23     -     Hedging Agreements
Schedule 7.25     -     Capitalization
Schedule 9.01     -     Debt
Schedule 9.02     -     Liens
Schedule 9.03     -     Investments, Loans and Advances


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            THIS SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT, dated as of
January 31, 2000, is among CASTLE DENTAL CENTERS, INC., a corporation formed under the laws of the State of Delaware (the "COMPANY"), HELLER FINANCIAL, INC., a Delaware corporation ("HELLER") and MIDWEST MEZZANINE FUND II, L.P., a Delaware limited partnership ("MIDWEST") (Heller and Midwest are sometimes referred to individually as a "HOLDER" and together, as the "HOLDERS").

                                R E C I T A L S

      A. The Company wishes to sell to Holders, and Holders wish to purchase from the Company, senior subordinated promissory notes (collectively, the "SUBORDINATED NOTES") due January 31, 2007, in the aggregate principal amount of $13,621,536 and senior subordinated convertible promissory notes in the aggregate principal amount of $1,378,464, convertible into 6% of the fully diluted common equity ownership of the Company (collectively, the "CONVERTIBLE NOTES") (the Convertible Notes and Subordinated Notes are collectively referred to as the "NOTES"), upon the terms and subject to the conditions hereinafter set forth;

      B. In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                      DEFINITIONS AND ACCOUNTING MATTERS

      Section 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "COMPANY", "HELLER" , "MIDWEST" and "HOLDER" shall have the meanings indicated above.

      Section 1.02 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

      "ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS" shall mean the Accounts Receivable Purchase Agreements either previously or, if applicable, hereafter entered into between an Acquired Entity, as seller, and Company or any Subsidiary, as buyer, in form and substance satisfactory to Holders.

      "ACQUIRED ENTITY" shall mean the entities identified on SCHEDULE 1.1 hereto and all entities (of whatever form) whose assets are acquired by the Company or any Subsidiary in connection with New Acquisitions, and all new professional corporations, professional associations or other Persons which become a party to future Management Services Agreements and Accounts Receivable Purchase Agreements with Company or any Subsidiary pursuant to New Acquisitions.

      "ADDITIONAL COSTS" shall have the meaning assigned such term in Section 5.01(a).

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      "AFFECTED NOTES" shall have the meaning assigned such term in Section
5.04.

      "AFFILIATE" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") such corporation or other Person.

      "AGREEMENT" shall mean this Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time.

      "APPLICABLE MARGIN" shall mean (a) with respect to interest calculated by reference to the Eurodollar Rate, four percent (4%) and (b) with respect to interest calculated by reference to the Base Rate, two and three quarters percent (2.75%).

      "ASSET PURCHASE" shall mean the acquisition of all or substantially all of the assets of any Acquired Entity by Company or any Subsidiary pursuant to an Asset Purchase Agreement.

      "ASSET PURCHASE AGREEMENTS" shall mean Asset Purchase Agreements entered into by Company or any Subsidiary in form and substance satisfactory to Holders in connection with New Acquisitions.

      "BASE RATE" means a variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank or Citibank, N.A. (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

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      "BUSINESS DAY" shall mean any day other than a day on which commercial banks are authorized or required to close in Chicago, Illinois or in the Commonwealth of Pennsylvania and, where such term is used in the definition of "Quarterly Date" or if such day relates to a payment or prepayment of principal of or interest on a Note, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "CAPITALIZATION" shall mean shareholder's equity plus Total Funded Debt.

      "CHANGE OF CONTROL" shall mean at any time, as a result of one or more transactions after the date of this Agreement, any "person" or "group" of persons acting in concert (other than persons owning common stock of the Company on the Closing Date) shall have "beneficial ownership" of more than 51% of the outstanding common stock of the Company (within the meaning of Section 13(d) or 14 (d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), PROVIDED that the relationships among the respective shareholders of the Company on the date of this Agreement shall not be deemed to constitute all or any combination of them as a "group".

      "CLOSING DATE" shall mean January 31, 2000.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

      "COMMON STOCK" shall mean the common stock, $.001 par value, of the Company.

      "CONSOLIDATED NET INCOME" shall mean with respect to the Company and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Company and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Company or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Company and its Consolidated Subsidiaries in accordance with
GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Company or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any nonrecurring gains or losses acceptable to Holders and any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the

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cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

      "CONSOLIDATED SUBSIDIARIES" shall mean each Subsidiary of the Company (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP.

      "DEBT" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others;
(ix) obligations to deliver goods or services in consideration of advance payments; and (x) all obligations of such Person under Hedging Agreements.

      "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

      "DOLLARS" and "$" shall mean lawful money of the United States of America.

      "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion, amortization and the amount of the settlement of the lawsuit with Joseph Bonola, D.D.S. up to but not to exceed $1,372,743 as reflected on
Schedule 1 to the Second Amendment to the Senior Credit Agreement, dated as of September 30, 1999.

      "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Company or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Company or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response,

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Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal
Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; PROVIDED, HOWEVER, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Company or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

      "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

      "ERISA EVENT" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "EURODOLLAR RATE" shall mean, for each Interest Period, a rate per annum equal to: (a) the offered rate for deposits in U.S. dollars in an amount comparable to the amount of the applicable Note in the London interbank market which is published by the British Bankers' Association, and that currently appears on Telerate Page 3750, as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; or if, for any reason, such a rate is not published by the British Bankers' Association on Telerate or any other source approved by Heller, the rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Heller determines that U.S. dollars in an amount comparable to the amount of the applicable Note is being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such

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Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Heller; DIVIDED BY (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two
(2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

      "EVENT OF DEFAULT" shall have the meaning assigned such term in Section 10.01.

      "EXCEPTED LIENS" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases for rent and for compliance with the terms of leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Company or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Company or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Company or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Senior Credit Documents.

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      "FINANCIAL STATEMENTS" shall mean the financial statement or statements of the Company and its Consolidated Subsidiaries described or referred to in
Section 7.02.

      "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

      "GOVERNMENTAL AUTHORITY" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Company, its Subsidiaries or any of their Property or any Holder.

      "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

      "GUARANTORS" shall mean each Subsidiary which may, or is required to, execute a Subordinated Guaranty Agreement pursuant to Section 9.19.

      "HEDGING AGREEMENTS" shall mean any interest rate swap, cap, floor, collar, forward agreement or other protection agreements or any option with respect to any such transaction.

      "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to Holders which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      "INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Company or any Subsidiary to Holders in connection with the Subordinated Note Documents, now or hereafter entered into between or among the Company, any of its Subsidiaries and any Holder, and all renewals, extensions and/or rearrangements of any of the above.

      "INDEMNIFIED PARTIES" shall have the meaning assigned such term in Section 12.03(a)(ii).

      "INDEMNITY MATTERS" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without

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limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

      "INITIAL PURCHASE" shall mean the initial purchase of the Notes upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

      "INTEREST PERIOD" shall mean each three-month period, with the first period commencing on the Closing Date and ending on the numerically corresponding day in the third calendar month thereafter, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

      Notwithstanding the foregoing, each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

      "JUNIOR SUBORDINATED DEBT" shall mean Debt of the Company or any Subsidiary that is subordinated to the Indebtedness pursuant to a subordination agreement substantially in the form of EXHIBIT F and otherwise on terms and conditions acceptable to Holders.

      "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

      "MAJORITY LENDERS" shall mean the "Majority Lenders" as defined in the Senior Credit Agreement.

      "MANAGEMENT SERVICES AGREEMENTS" shall mean Management Service Agreements previously or hereafter entered into between an Acquired Entity and Company or any Subsidiary, in form and substance satisfactory to Holders.

      "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on
(i) the assets, liabilities, financial condition, business, operations or affairs of the Company and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Subordinated Note Document, or (ii) the ability of the Company and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Subordinated Note Documents on a timely basis.

      "MULTIEMPLOYER PLAN" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

      "NET WORTH" shall mean, as at any date, the sum of the following for the Company and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

      (i) the amount of preferred stock and common stock at par plus the amount of surplus of the Company, PLUS

      (ii) the retained earnings (or, in the case of retained earnings deficit, MINUS the amount of such deficit).

      "NEW ACQUISITION" shall mean the acquisition of dental practices and/or management service organizations as permitted by this Agreement.

      "NOTES" shall mean the Notes provided for by Section 2.01, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

      "OTHER TAXES" shall have the meaning assigned such term in Section
4.04(b).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

      "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

      "PLAN" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Company, any Subsidiary or an ERISA Affiliate.

      "POST-DEFAULT RATE" shall mean, in respect of any principal of any Note or any other amount payable by the Company under this Agreement or any other Subordinated Note Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Eurodollar Rate or the Base Rate, as the case may be, as in effect from time to time plus the Applicable Margin.

      "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "QUARTERLY DATE" shall mean the 15th day of each January, April, July and October, commencing April 15, 2000; PROVIDED, HOWEVER, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

      "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement, dated as of January 31, 2000, by and among the Company and the stockholders party thereto.

      "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

      "REGULATORY CHANGE" shall mean any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

      "RESPONSIBLE OFFICER" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

      "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

      "SENIOR AGENT" shall mean Bank of America, N.A. (formerly known as NationsBank of Texas, N.A.) (together with any duly appointed successor) for the Senior Lenders.

      "SENIOR CREDIT AGREEMENT" shall mean that certain Amended and Restated Credit Agreement dated as of December 18, 1998, as amended by First Amendment to Amended and Restated Credit Agreement dated as of July 20, 1999, Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 1999 and Third Amendment to Amended and Restated Credit Agreement dated as of January 31, 2000, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time as permitted herein and in the Subordination Agreement.

      "SENIOR CREDIT DOCUMENTS" shall mean the Senior Credit Agreement and the "Loan Documents" (as defined in the Senior Credit Agreement) in each instance as in effect on the date hereof and as the same may be amended, modified or supplemented from time to time as permitted herein.

      "SENIOR INDEBTEDNESS" shall mean "Senior Debt" as such term is defined in the Subordination Agreement.

      "SENIOR FUNDED DEBT" shall mean, at any date and with respect to the Company and its Subsidiaries, all Debt for borrowed money (excluding the Indebtedness and other Debt expressly subordinated to the Indebtedness in form and substance satisfactory to the Holders), any capital lease obligations and any guaranty with respect to Senior Funded Debt of another person.

      "SENIOR LENDERS" shall mean each Person that is or shall become a lender under the Senior Credit Agreement for so long as such Person shall be a party to that Agreement.

      "SETTLEMENT AGREEMENT" shall mean that certain letter agreement dated January 28, 2000 among the Company, Castle Dental Centers of California, L.L.C., CDC of California, Inc. and the Persons referred to therein as the "DCS Parties".

      "SHARES" shall mean the Common Stock issued and/or issuable upon conversion of all or any part of the Convertible Notes.

      "SPECIAL ENTITY" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Company or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (E.G. a sole general partner controls a limited partnership).

      "STOCKHOLDERS AGREEMENT" shall mean that certain Stockholders Agreement, dated as of January __, 2000, by and among the Company and the stockholders party thereto.

      "STOCK PURCHASE" shall mean any acquisition of all capital stock of any Acquired Entity by Company or a Subsidiary pursuant to a Stock Purchase Agreement.

      "STOCK PURCHASE AGREEMENTS" shall mean each stock purchase agreement entered into by Company or any Subsidiary in connection with New Acquisitions.

      "SUBORDINATED GUARANTY AGREEMENT" shall mean an agreement executed by the Guarantors subordinated on terms substantially as provided in the Subordination Agreement and otherwise in form and substance satisfactory to Holders guaranteeing, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

      "SUBORDINATED NOTE DOCUMENTS" shall mean this Agreement, the Notes, the Subordinated Guaranty Agreement, the Stockholders Agreement and the Registration Rights Agreement.

      "SUBORDINATION AGREEMENT" shall mean that certain Subordination and Intercreditor Agreement of even date herewith among the Company, Holders, Guarantors and the Senior Agent, as such Agreement may be amended from time to time as provided therein.

      "SUBSIDIARY" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Company.

      "TAXES" shall have the meaning assigned such term in Section 4.06(a).

      "TOTAL FUNDED DEBT" shall mean Senior Funded Debt, the Indebtedness plus all other debt expressly subordinated to the Senior Indebtedness, including without limitation, any contingent Debt resulting from the guaranty of a future stock price of capital stock issued by the Company or an Affiliate of the Company to a seller in consideration for an acquisition, all in form and substance satisfactory to Holders.

      "WHOLLY-OWNED SUBSIDIARY" shall mean, as to the Company, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by the Company or one or more of the Wholly-Owned Subsidiaries or by the Company and one or more of the Wholly-Owned Subsidiaries.

      Section 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to Holders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Company referred to in Section 7.02 (except for changes concurred with by the Company's independent public accountants).

                                  ARTICLE II

                          PURCHASE AND SALE OF NOTES

      Section 2.01 PURCHASE AND SALE OF NOTES.

      (a) Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to each of Heller and Midwest, and each of Heller and Midwest agrees that it will acquire from the Company on the Closing Date, the Subordinated Notes in an original principal amount of $9,081,024 and $4,540,512, respectively, in substantially the form attached hereto as EXHIBIT A, appropriated completed in conformity herewith, the purchase price of which shall be $9,081,024 and $4,540,512, respectively.

      (b) Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to each of Heller and Midwest, and each of Heller and Midwest agrees that it will acquire from the Company, on the Closing Date, for the purchase price of $918,976 and $459,488, respectively, the Convertible Notes in an original principal amount of $918,976 and $459,488, respectively, in substantially the form attached hereto as EXHIBIT B, which Convertible Notes shall be convertible into 295,253.33 and 147,626.67 shares of Common Stock of the Company, respectively, constituting an aggregate of 6% of the sum of the fully diluted Common Stock of the Company as of the date hereof. The holders of Convertible Notes will be entitled to the benefits of the Stockholders Agreement and the Registration Rights Agreement.

      (c) The Company and each Holder acknowledge that the purchase prices set forth above for each of the Notes represent their relative fair market values and agree to be bound by this allocation for all tax purposes pursuant to Treasury Regulation ss.1.1273-2(h).

      Section 2.02 FEES.

      (a) COMMITMENT FEE. The Company shall pay to each of Heller and Midwest on the Closing Date the fees set forth in separate letter agreements executed concurrently herewith.

      Section 2.03 PREPAYMENTS.

      (a) VOLUNTARY PREPAYMENTS. Subject to the terms of the Subordination Agreement, the Company may prepay the outstanding principal of (together with accrued interest on and, if applicable, the prepayment fee described below) the Subordinated Notes in full or in part (in minimum amounts of $1,000,000), at any time and from time to time on any Quarterly Date as applicable, upon not less than three (3) Business Days' prior notice to Holders. The Company shall not be permitted to prepay voluntarily the Convertible Notes.

      (b) MANDATORY PREPAYMENTS. Subject to the terms of the Subordination
Agreement:

            (i) if the Company raises any cash proceeds by the offering of equity, 20% of the net cash proceeds obtained from such equity offering shall be used to prepay the outstanding principal of the Subordinated Notes; and

            (ii) concurrently with the consummation of a Change in Control, Company shall pay the outstanding principal of the Subordinated Notes (together with accrued interest and, if applicable, the prepayment fee described below).

      (c) PREPAYMENT FEES. If the Company should voluntarily prepay the Subordinated Notes in their entirety, or shall prepay the Subordinated Notes in their entirety due to a Change in Control, Company shall pay to Holders a prepayment fee of 2.00% of the principal amount of the Subordinated Notes prepaid if such prepayment occurs on or prior to the first anniversary of the Closing Date and 1.00% of the principal amount of the Subordinated Notes prepaid if such prepayment occurs after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date.

      (d) CONVERTIBLE NOTES. Subject to the terms of the Subordination Agreement, the Convertible Notes may be subject to prepayment prior to their maturity date pursuant to the terms and provisions of the Stockholders Agreement.

      (e) ALLOCATION. Any partial prepayment of Subordinated Notes shall be allocated among the Subordinated Notes pro rata in accordance with the respective outstanding principal balances thereof.


                                 ARTICLE III

                      PAYMENTS OF PRINCIPAL AND INTEREST

      Section 3.01 PAYMENT OF NOTES. (a) Commencing on March 31, 2005, the aggregate principal amount of the Subordinated Notes outstanding shall be payable in eight (8) equal consecutive quarterly installments in the amounts and at the times described below:

      DATE                                AMOUNT
      ----                                ------
      March 31, 2005                      $1,702,692
      June 30, 2005                       $1,702,692
      September 30, 2005                  $1,702,692
      December 31, 2005                   $1,702,692

      March 31, 2006                      $1,702,692
      June 30, 2006                       $1,702,692
      September 30, 2006                  $1,702,692

      December 31, 2006                   $1,702,692 plus all remaining
                                             accrued interest

      (b) The aggregate outstanding principal balance of the Convertible Notes shall be payable on January 31, 2009.

      Section 3.02 INTEREST.

      (a) INTEREST RATES. The Company will pay to Holders, interest on the unpaid principal amount of the Notes for the period commencing on the Closing Date to, but excluding, the date such Notes shall be paid in full, at the Eurodollar Rate plus the Applicable Margin, except as provided in Section 5.04.

      (b) POST-DEFAULT RATE. Notwithstanding the foregoing, the Company will pay to Holders, interest at the applicable Post-Default Rate on any principal of any Note, and (to the fullest extent permitted by law) on any other amount payable by the Company hereunder or under any Subordinated Note Document, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

      (c) DUE DATES. Accrued interest on the Notes shall be payable on each Quarterly Date, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. In addition, accrued interest on Convertible Notes shall be payable on the date of conversion of all or any part of such Convertible Note.

      (d) DETERMINATION OF RATES. Promptly after the determination of any interest rate provided for herein or any change therein, the Company shall promptly notify in writing each Holder thereof.


                                  ARTICLE IV

                         PAYMENTS; COMPUTATIONS; ETC.

      Section 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to each Holder at such account as such Holder shall specify by notice to the Company from time to time, not later than 11:00 a.m. Chicago time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

      Section 4.02 COMPUTATIONS. Interest shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest calculated at the Base Rate shall be computed on the basis of a year or 365 days or 366 days, as the case may be, and actual days elapsed (including the first day, but excluding the last day) occurring in the period for which such interest is payable.

      Section 4.03 INTENTIONALLY OMITTED.

      Section 4.04 TAXES.

      (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Company hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of any Holder, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which such Holder is a citizen or resident, (ii) the jurisdiction (or any political subdivision thereof) in which such Holder is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Holder is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Holder (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.04) such Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law and provide such Holder with a receipt thereof.

      (b) OTHER TAXES. In addition, to the fullest extent permitted by applicable law, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any assignment of the Notes or Shares, or the Subordinated Guaranty Agreement (hereinafter referred to as "OTHER TAXES").

      (C) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WILL INDEMNIFY EACH HOLDER FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED

TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.04) PAID BY SUCH HOLDER AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH HOLDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE A HOLDER MAKES WRITTEN DEMAND THEREFOR. IF A HOLDER RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH HOLDER HAS RECEIVED PAYMENT FROM THE COMPANY IT SHALL PROMPTLY NOTIFY THE COMPANY OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE COMPANY (OR PROMPTLY UPON RECEIPT, IF THE COMPANY HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE COMPANY WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE COMPANY, UPON THE REQUEST OF A HOLDER, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH HOLDER IN THE EVENT SUCH HOLDER IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.


                                  ARTICLE V

                               CAPITAL ADEQUACY


      Section 5.01 CAPITAL ADEQUACY; ADDITIONAL COSTS.

      (a) EURODOLLAR REGULATIONS, ETC. The Company shall pay directly to each affected Holder from time to time such amounts as such Holder may determine to be necessary to compensate itself for any costs which it determines are attributable to its purchasing or maintaining of any Notes at the Eurodollar Rate or any reduction in any amount receivable by such Holder hereunder in respect of any Notes at the Eurodollar Rate (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Holder under this Agreement or any Note in respect of any of such Notes at the Eurodollar Rate (other than taxes imposed on the overall net income of such Holder for any of such Notes at the Eurodollar Rate by the jurisdiction in which such Holder has its principal office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Holder or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Notes (or any of such extensions of credit or liabilities). The affected Holder will notify the Company of any event occurring after the Closing Date which will entitle it to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

      (b) REGULATORY CHANGE. Without limiting the effect of the provisions of
Section 5.01(a), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting (A) any Holder, (B) the Eurodollar interbank market or (C) such Holders position in such market), the Eurodollar Rate, as determined in good faith by such Holder, will not adequately and fairly reflect the cost to such Holder of funding at the Eurodollar Rate, then, if such Holder so elects, by notice to the Company, the obligation of such Holder to continue calculating interest on the Notes at the Eurodollar Rate shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section
5.04 shall be applicable).

      (c) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each affected Holder from time to time on request such amounts as such Holder may reasonably determine to be necessary to compensate itself or its parent or holding company for any costs which it determines are attributable to the maintenance by such Holder or its parent or holding company, pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of the Notes, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Holder or its parent or holding company to a level below that which such Holder or its parent or holding company could have achieved but for such Governmental Requirement. Each affected Holder will notify the Company that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

      (d) COMPENSATION PROCEDURE. Upon notifying the Company of the incurrence of additional costs under this Section 5.01, the affected Holder shall in such notice to the Company set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by such Holder for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to
Section 5.01(a) or (b), or of the effect of capital maintained pursuant to
Section 5.01(c), on its costs or rate of return of maintaining Notes at the Eurodollar Rate and of the amounts required to compensate such Holder under this
Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Company within thirty (30) days of the receipt by the Company of the notice described in this Section 5.01(d).

      Section 5.02 LIMITATION ON EURODOLLAR RATE. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

            (i) a Holder determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
      1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest at the Eurodollar Rate as provided herein; or

            (ii) a Holder determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest at the Eurodollar Rate for such Interest Period is to be determined are not sufficient to adequately cover the cost to such Holder of maintaining Notes at the Eurodollar Rate;

then such Holder shall give the Company prompt notice thereof, and so long as such condition remains in effect, such Holder shall be under no obligation to continue calculating interest on the Notes at the Eurodollar Rate.

      Section 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Holder to continue to maintain Notes at the Eurodollar Rate hereunder, then such Holder shall promptly notify the Company thereof and such Holder's obligation to continue to calculate interest on the Notes at the Eurodollar Rate shall be suspended until such time as such Holder may again maintain the Notes at the Eurodollar Rate (in which case the provisions of Section 5.04 shall be applicable).

      Section 5.04 INTEREST ON THE NOTES AT THE BASE RATE PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. If the obligation of any Holder to calculate interest on its Notes at the Eurodollar Rate shall be suspended pursuant to Sections 5.01,
5.02 or 5.03 ("AFFECTED NOTES"), interest on all Affected Notes which would otherwise be calculated at the Eurodollar Rate shall be calculated instead at the Base Rate (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and the affected Holder so requests by notice to the Company, all Affected Notes then outstanding shall be calculated at the Base Rate commencing on the date specified by such Holder in such notice).

      Section 5.05 COMPENSATION. The Company shall pay to each affected Holder within thirty (30) days of receipt of written request of such Holder (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Holder determines are attributable to any payment, prepayment or conversion from a Eurodollar Rate properly made by such Holder or the Company for any reason (including, without limitation, the acceleration of the Notes pursuant to Section 10.01) on a date other than the last day of the Interest Period; or

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid for the period from the date of such payment to the last day of the Interest Period at the applicable rate of interest for such Note provided for herein over (ii) the interest component of the amount such Holder would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Holder).


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

      Section 6.01 INITIAL PURCHASE.

      The obligation of Holders to purchase the Notes is subject to the receipt by Holders of all fees payable pursuant to Section 2.02 on or before the Closing Date and the receipt by Holders of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be reasonably satisfactory to Holders in form and substance:

      (a) A certificate of the Secretary or an Assistant Secretary of the Company setting forth (i) resolutions of its board of directors with respect to the authorization of the Company to execute and deliver the Subordinated Note Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Company (y) who are authorized to sign the Subordinated Note Documents to which Company is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Company, certified as being true and complete. Holders may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary.

      (b) A certificate of the Secretary or an Assistant Secretary of each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of such Guarantor to execute and deliver the Subordinated Note Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Guarantor (y) who are authorized to sign the Subordinated Note Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Guarantor, certified as being true and complete. Holders may conclusively rely on such certificate until they receive notice in writing from such Guarantor to the contrary.

      (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Company and its Subsidiaries.

      (d) A compliance certificate which shall be substantially in the form of EXHIBIT C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Purchase.

      (e) The Notes, duly completed, executed and delivered to each Holder, as applicable.

      (f) The Subordinated Guaranty Agreement duly completed, executed and delivered to each Holder.

      (g) Opinions of Boyer Ewing and Harris, counsel to the Company and Guarantors, in form and substance satisfactory to Holders, as to such matters incident to the transactions herein contemplated as Holders may reasonably request.

      (h) A certificate of insurance coverage of the Company evidencing that the Company is carrying insurance in accordance with Section 7.19.

      (i) Unaudited pro forma projected consolidated balance sheet of the Company and its Consolidated Subsidiaries at the Closing Date (which pro forma shall be based on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1999), and the unaudited pro forma projected consolidated statements of income of the Company and its Consolidated Subsidiaries for five (5) years commencing as of the Closing Date, which represent the Company's good faith estimate of the pro forma projected consolidated financial condition of the Company and its Consolidated Subsidiaries as at the Closing Date, after giving effect to the transactions contemplated herein provided projections as to future performance should not be construed as a guarantee of future performance.

      (j) Certified copies of the Senior Debt Documents, the promissory notes evidencing the Debt described on Schedule 9.01 and the subordination agreements executed in connection therewith.

      (k) Stockholder's Agreement and Registration Rights Agreement duly completed, executed and delivered to Holders.

      (l) the "Closing" (as defined in the Settlement Agreement) shall have occurred and payment of the "Full Settlement Amount" (as defined in the Settlement Agreement) shall occur concurrently herewith.

      (m) evidence that the Company has authorized and reserved a sufficient number of shares of common stock with respect to the conversion of the Convertible Notes.

      (n) payment of all legal fees of counsel to Holders.

      (o) with respect to Midwest, duly executed and completed (i) SBA Form 480 (Size Status Declaration) and SBA Form 652 (Assurance of Compliance), (ii) SBA Form 1031 (Portfolio

Finance Report), Part A and B, and (iii) letter regarding SBA matters in form and substance acceptable to Midwest.

      (p) Such other documents as Holders or special counsel to Holders may reasonably request.

      Section 6.02 NO WAIVER. No waiver of any condition precedent shall preclude Holders from thereafter declaring that the failure of the Company to satisfy such condition precedent constitutes a Default.

                                 ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to each Holder:

      Section 7.01 CORPORATE EXISTENCE. Each of the Company and each Subsidiary:
(i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

      Section 7.02 FINANCIAL CONDITION. The audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1998 and the related consolidated statement of income, stockholders' equity and cash flow of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Pricewaterhouse Coopers L.L.P. heretofore furnished to Holders and the unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at September 30, 1999 and their related consolidated statements of income, stockholders' equity and cash flow of the Company and its Consolidated Subsidiaries for the nine month period ended on such date heretofore furnished to Holders, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the nine month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Company nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in SCHEDULE 7.02. Since December 31, 1998, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Company or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. The unaudited pro forma projected consolidated balance sheet of the Company and its Consolidated Subsidiaries at the Closing Date (which proforma shall be based on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1999, adjusted to reflect the transactions contemplated herein), and the unaudited pro forma projected consolidated statement of income of the Company and its Consolidated Subsidiaries as of the Closing Date, heretofore furnished to Holders, represent Company's best estimate of the pro forma projected consolidated financial condition of the Company and its Consolidated Subsidiaries as at the Closing Date after giving effect to the transactions contemplated herein provided projections as to future performance should not be construed as a guarantee of future performance.

      Section 7.03 LITIGATION. Except as set forth on Schedule 7.03, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Company threatened against or affecting the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

      Section 7.04 NO BREACH. Neither the execution and delivery of the Subordinated Note Documents, nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Company or any Subsidiary, or any Governmental Requirement or any material agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any Subsidiary pursuant to the terms of any such material agreement or instrument other than the Liens created by the Senior Credit Documents.

      Section 7.05 AUTHORITY. The Company and each Subsidiary have all necessary corporate power and authority to execute, deliver and perform its respective obligations under the Subordinated Note Documents to which it is a party. The execution, delivery and performance by the Company and each Subsidiary of the Subordinated Note Documents to which it is a party, have been duly authorized by all necessary corporate action on its part. The Subordinated Note Documents constitute the legal, valid and binding obligations of the Company and each Subsidiary, enforceable in accordance with their terms.

      Section 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Company or any Subsidiary of the Subordinated Note Documents to which it is a party or for the validity or enforceability thereof.

      Section 7.07 USE OF NOTE PROCEEDS. The proceeds of the Notes shall be used to provide financing for (i) New Acquisitions or new store openings, (ii) repayment of existing indebtedness, (iii) payment of costs and expenses associated with this transaction, (iv) payment of the "Full

Settlement Amount" (as defined in the Settlement Agreement) contemplated by the Settlement Agreement and (v) payment of approximately $430,000 to DCA Limited Partnership, LLP and related persons. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Notes will be used to buy or carry any margin stock.

      Section 7.08 ERISA.

      (a) The Company, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

      (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

      (c) No act, omission or transaction has occurred which could result in imposition on the Company, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

      (d) No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Company, any Subsidiary or any ERISA Affiliate has been or is expected by the Company, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

      (e) Full payment when due has been made of all amounts which the Company, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

      (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

      (g) None of the Company, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Company, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

      (h) None of the Company, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

      (i) None of the Company, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

      Section 7.09 TAXES. Each of the Company and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. No tax lien has been filed and, to the knowledge of the Company, no claim is being asserted with respect to any such tax, fee or other charge.

      Section 7.10 TITLES, ETC.

      (a) Each of the Company and its Subsidiaries and each Acquired Entity has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02.

      (b) All leases and agreements necessary for the conduct of the business of the Company and its Subsidiaries and each Acquired Entity are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Company and its Subsidiaries.

      (c) The licenses, rights, Properties and other assets presently owned, leased or licensed by the Company and its Subsidiaries and each Acquired Entity, include all rights, Properties and other assets necessary to permit the Company and its Subsidiaries and each Acquired Entity to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

      (d) All of the assets and Properties of the Company and its Subsidiaries and each Acquired Entity which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

      Section 7.11 NO MATERIAL MISSTATEMENTS. No written information, statement, exhibit, certificate, document or report furnished to Holders by the Company or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Company and its Subsidiaries taken as a whole.

      Section 7.12 INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      Section 7.13 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 7.14 SUBSIDIARIES. Except as set forth on SCHEDULE 7.14, the Company has no Subsidiaries. In the event that a new Subsidiary is formed or acquired, Company will provide Holders with a new, updated SCHEDULE 7.14.

      Section 7.15 LOCATION OF BUSINESS AND OFFICES. The Company's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
SCHEDULE 7.14.

      Section 7.16 DEFAULTS. Neither the Company nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder or under the Senior Credit Documents has occurred and is continuing.

      Section 7.17 ENVIRONMENTAL MATTERS. Except as would not have a Material Adverse Effect, neither any Property of the Company nor any Subsidiary nor the operations conducted thereon violate any law, order or requirement of any court or Governmental Authority or any Environmental Laws.

      Section 7.18 COMPLIANCE WITH THE LAW. Neither the Company nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

      Section 7.19 INSURANCE. SCHEDULE 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company and each Subsidiary; will remain in full force and effect through the respective dates set forth in SCHEDULE 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 7.19 identifies all material risks, if any, which the Company and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years. In the event that a new Subsidiary is formed or acquired, Company will provide Holders with a new, updated SCHEDULE 7.19.

      Section 7.20 MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS. The copies of Management Services Agreements and Account Receivable Purchase Agreements listed on Schedule 7.20 hereto constitute all of such agreements to which the Company or any of its Subsidiaries are a party. The above Management Services Agreements and the Accounts Receivable Purchase Agreements are valid, binding and enforceable against the parties thereto. The Company and its Subsidiaries have obtained all consents from Governmental Authorities necessary to perform under the Management Services Agreements, the failure of which to obtain could have a Material Adverse Effect. In the event that a new Subsidiary is formed or acquired, any Management Services Agreements and Accounts Receivable Purchase Agreements binding such Subsidiary shall be included within the terms of this representation and warranty.

      Section 7.21 RESTRICTION ON LIENS. Neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement (other than the Senior Credit Agreement and the Senior Credit Documents), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties, except for Property subject to Liens permitted under
Section 9.02.

      Section 7.22 MATERIAL AGREEMENTS. Set forth on SCHEDULE 7.22 hereto is a complete and correct list of all material credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Company or any of its Subsidiaries in excess of $250,000, and all obligations of the Company or any of its Subsidiaries to issuers of surety or appeal bonds issued for account of the Company or any such Subsidiary in excess of $250,000, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. In the event that a new Subsidiary is formed or acquired, Company will provide each Holder with a new, updated SCHEDULE 7.22.

      Section 7.23 HEDGING AGREEMENTS. SCHEDULE 7.23 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements of the Company, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

      Section 7.24 YEAR 2000.

            (a) The Company has analyzed the operations of the Company and its Subsidiaries and Affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999). The Company reasonably believes that it is Year 2000 compliant for its operations and those of its Subsidiaries and Affiliates except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect upon the financial condition of the Company.

            (b) The Company reasonably believes any suppliers and vendors that are material to the operations of Company or its Subsidiaries and Affiliates are Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect upon the financial condition of the Company.

      Section 7.25 CAPITALIZATION. The authorized capital stock and other equity securities of each of the Company and each of its Subsidiaries is as set forth on Schedule 7.25. All issued and outstanding shares of capital stock and other equity securities of each of the Company and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens other than those in favor of Senior Agent, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. No shares of the capital stock of Company or any of its Subsidiaries, other than those described above, are issued and outstanding. Except as set forth on Schedule 7.25, all of the issued and outstanding capital stock and other equity securities of Subsidiaries of the Company are owned by the Company. Except as provided in the Stockholders Agreement and as set forth on Schedule 7.25, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Company or any of its Subsidiaries, of any shares of capital stock or other securities of any such entity.

                                 ARTICLE VIII

                            AFFIRMATIVE COVENANTS

      The Company covenants and agrees that, so long as any of the Subordinated Notes are outstanding and, with respect to Sections 8.01(a), 8.01(b), 8.01(c),
8.03 and 8.11, so long as any of the Convertible Notes, or Common Stock issued upon conversion of all or any portion of the Convertible Notes are outstanding:

      Section 8.01 REPORTING REQUIREMENTS. The Company shall deliver, or shall cause to be delivered, to each Holder:

      (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the end of each fiscal year of the Company, the audited consolidated and unaudited consolidating statements of operations, changes in stockholders' equity, changes in financial position and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to Holders which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

      (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

      (c) BUDGET. As soon as available and in any event within thirty (30) days after the end of each fiscal year of the Company, a budget for the Company and its Consolidated Subsidiaries, as approved by the board of directors of the Company, for the following fiscal year setting forth in comparative form corresponding figures from the preceding fiscal year, in reasonable detail and certified as to its good-faith preparation by a Responsible Officer.

      (d) NOTICE OF DEFAULT, ETC. Promptly after the Company knows that any Default or any Material Adverse Effect has occurred hereunder or under the Senior Credit Documents, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Company proposes to take with respect thereto.

      (e) OTHER ACCOUNTING REPORTS. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company and its Subsidiaries, and a copy of any response by the Company or any Subsidiary of the Company, or the Board of Directors of the Company or any Subsidiary of the Company, to such letter or report.

      (f) SEC FILINGS, ETC. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company with or received by the Company in connection therewith from any securities exchange or the SEC or any successor agency.

      (g) NOTICES UNDER OTHER AGREEMENTS. Promptly after the furnishing thereof, copies of any material statement, report or notice furnished to or any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, including without limitation the Senior Credit Documents, other than this Agreement and not otherwise required to be furnished to Holders pursuant to any other provision of this Section 8.01.

      (h) ANNUAL REVENUE REPORTS. As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a report prepared by the Company for each dental center setting forth the revenues, expenses and contributions to profit of such dental center in form and substance acceptable to Holders.

      (i) QUARTERLY REVENUE REPORTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, a report by the Company for each dental center setting forth the revenues, expenses and contributions to profit of such dental center in form and substance acceptable to Holders.

      (j) PLAN REPORT. From time to time such other information regarding the business, affairs or financial condition of the Company or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Holder may reasonably request.

      (k) HEDGING AGREEMENT REPORT. As soon as available and in any event within ten (10) Business Days after the last day of each calendar quarter, a report, in form and substance satisfactory to Holders, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements of the Company, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on SCHEDULE 7.23, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

      (l) CAPITAL EXPENDITURES BUDGET. Promptly upon becoming available and in any event within 30 days after the end of each fiscal year of the Company, a capital expenditure budget for the next fiscal year setting forth all proposed capital expenditures to be incurred during such fiscal year.

      (m) MODIFICATIONS OF MANAGEMENT SERVICES AGREEMENTS, ETC. Promptly upon the execution thereof, executed copies of any modification or amendment of any Management Services Agreement, Accounts Receivable Purchase Agreement or Senior Credit Document.

The Company shall furnish to each Holder, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of EXHIBIT C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine the Company's Total Funded Debt, Senior Funded Debt and EBITDA and whether the Company is in compliance with Sections 9.11, 9.12, 9.13, 9.14, 9.15 and 9.16 as of the end of the respective fiscal quarter or fiscal year.

      Section 8.02 LITIGATION. The Company shall promptly give to each Holder notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Company, any Acquired Entity or any Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting the Company, any Acquired Entity or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. The Company will, and will cause each of its Subsidiaries to, promptly notify each Holder of any claim, judgment, Lien or other encumbrance affecting any Property of the Company, any Acquired Entity or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.

      Section 8.03 MAINTENANCE, ETC.

      (a) GENERALLY. The Company shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements, individually or in the aggregate, will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of each Holder, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Holder; and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

      (b) PROOF OF INSURANCE. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Company will furnish or cause to be furnished to each Holder a certificate of insurance coverage from the insurer in form and substance satisfactory to Holders and, if requested, will furnish Holders copies of the applicable policies.

      (c) OPERATION OF PROPERTIES. The Company will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

      Section 8.04 ENVIRONMENTAL MATTERS.

      (a) ESTABLISHMENT OF PROCEDURES. The Company will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that (i) all Property of the Company and its Subsidiaries and the operations conducted thereon and other activities of the Company and its Subsidiaries are, in all material respects, in compliance with and do not violate the requirements of any Environmental Laws, and (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws.

      (b) NOTICE OF ACTION. The Company will promptly notify each Holder in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Company has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

      Section 8.05 FURTHER ASSURANCES. The Company will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Subordinated Guaranty Agreement and this Agreement. The Company at its expense will and will cause each Subsidiary to promptly execute and deliver to each Holder upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Company or any Subsidiary, as the case may be, in any of the Subordinated Note Documents, or to correct any omissions in any of the Subordinated Note Documents, or to state more fully the security obligations set out herein or in any of the other Subordinated Note Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

      Section 8.06 PERFORMANCE OF OBLIGATIONS. The Company will pay the Notes according to the reading, tenor and effect thereof; and the Company will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Subordinated Guaranty Agreement and this Agreement, at the time or times and in the manner specified.

      Section 8.07 ERISA INFORMATION AND COMPLIANCE. The Company will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to each Holder (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Company, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Company will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

      Section 8.08 MANAGEMENT SERVICES AGREEMENTS AND ACCOUNTS RECEIVABLE PURCHASE AGREEMENTS. The Company will and will cause each Subsidiary to do all things necessary to maintain and keep in full force and effect and to enforce compliance with the Management Services Agreements and the Accounts Receivable Purchase Agreements. In the event that a new Subsidiary is formed, any Management Services Agreements and Accounts Receivable Purchase Agreements binding such Subsidiary shall be included within the terms of this affirmative covenant.

      Section 8.09 GUARANTEE BY ACQUIRED ENTITIES. In connection with Company's or any Subsidiary's purchase of all the outstanding stock of any Acquired Entity pursuant to any Stock

Purchase Agreement, upon the request of any Holder at any time thereafter, the Company will cause such Acquired Entity to guarantee the Indebtedness upon terms satisfactory to Holders, which guarantee shall be subordinated to the Senior Indebtedness on terms substantially similar to the Subordinated Guaranty Agreement.

      Section 8.10 YEAR 2000. The Company will promptly notify each Holder in the event the Company determines that any computer application which is material to the operations of the Company, its Subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect upon the financial condition of the Company.

      Section 8.11 BOARD OBSERVATION. Each Holder shall have the right to have one individual (an "OBSERVER") attend any meeting of the Board of Directors of the Company (the "BOARD") or any committee thereof. Each Observer shall not have the right to vote on any matter presented to the Board or any committee thereof. The Company shall give each Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer at all meetings thereof. Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of the Board, the Company shall give written notice thereof to each Observer prior to the effective date of such consent describing the nature and substance of such action or including the proposed text of such written consent.

      If an issue is to be discussed or otherwise arises at any Board meeting which, in the reasonable judgment of the Board, cannot be discussed in the presence of the Observers in order to avoid a conflict of interest on the part of the Observers or to preserve an attorney-client or accountant-client privilege, then such issue may be discussed without the Observers being present and may be deleted from any materials being distributed in connection with any meeting at which such issues are to be discussed, so long as each Observer is given notice of the occurrence of such meeting and the deletion of such materials.

      Section 8.12 CORRESPONDING AMENDMENT. Company agrees that, in the event any change or amendment is made to the Senior Credit Documents in consideration of a waiver of an actual or contemplated default or event of default thereunder, a corresponding change or amendment shall automatically and simultaneously be deemed to have been made to this Agreement without further action; provided Company agrees to execute such documents as any Holder may reasonably request to further memorialize such change or amendments.

                                  ARTICLE IX

                              NEGATIVE COVENANTS

      The Company covenants and agrees that, so long as any of the Subordinated Notes are outstanding and, with respect to Section 9.25, so long as any of the Convertible Notes are outstanding:

      Section 9.01 DEBT. Neither the Company nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:

      (a) the Notes, the Indebtedness or any guaranty of or suretyship arrangement for the Notes or the Indebtedness;

      (b) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings and reserves adequate under GAAP shall have been established therefor;

      (c) Debt under capital leases (as required to be reported on the financial statements of the Company pursuant to GAAP) not to exceed $2,500,000 in the aggregate;

      (d) Debt of the Company under Hedging Agreements with a Senior Lender or otherwise approved by Holders;

      (e)   purchase money Debt not to exceed $2,500,000 in the aggregate;

      (f)   Debt described on SCHEDULE 9.01;

      (g)   Junior Subordinated Debt in connection with New Acquisitions; and

      (h)   Senior Indebtedness.

      Section 9.02 LIENS. Neither the Company nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

      (a)   Liens securing the payment of any Senior Indebtedness;

      (b)   Excepted Liens;

      (c)   Liens disclosed on SCHEDULE 9.02.

      (d) Liens securing capital leases allowed under Section 9.01(c), but only on the Property leased with such capital leases.

      (e) Liens originally created to secure purchase money Debt permitted under Section 9.01(e), which in each case shall not exceed 100% of the lesser of the total purchase price and the fair market value of the Property acquired as determined at the time of acquisition; PROVIDED, THAT, (i) the Property to be purchased with the proceeds of such Debt shall be purchased not more than sixty (60) days prior to the date of the creation of such Lien and (ii) such Lien encumbers only the Property so acquired.

      Section 9.03 INVESTMENTS, LOANS AND ADVANCES. Neither the Company nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

      (a) investments, loans or advances reflected in the Financial Statements or which are disclosed in SCHEDULE 9.03;

      (b)   accounts receivable arising in the ordinary course of business;

      (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

      (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

      (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Senior Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Senior Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

      (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

      (g) investments in, or purchases of, dental practices, provided that Company delivers to each Holder a duly completed Officer's Certificate substantially in the form of EXHIBIT D and further provided that:

            (i) such purchase is an Asset Purchase or Stock Purchase and, if such purchase is a Stock Purchase, such Acquired Entity shall be merged with and into Company or a Subsidiary, and such Subsidiary (if the surviving entity) shall have executed a Guaranty Agreement pursuant to Section 9.19 hereof in favor of Holders in form and substance satisfactory to Holders;

            (ii) (A) any investment of $5,000,000.00 or more in any one dental practice, (B) any investment in any dental practice which has incurred a net income loss calculated after adding back any adjustments for any owner's compensation as though the dental practice had been owned by the Company throughout the relevant pre-purchase period, for any of its last three fiscal years, or (C) any investment in any dental practice which has a total purchase price in excess of eight (8) times the EBITDA of such dental practice, shall require the prior written approval of Holders; provided, however, so long as the Senior Credit Agreement is in effect, Holders shall have no approval rights with respect to such investment or purchase provided (I) the Majority Lenders have approved such investment or purchase, (II) no Default or Event of Default has occurred and is continuing and (III) such investment and purchase complies with the terms and conditions set forth in the Senior Credit Agreement as in effect on the date hereof. The Company shall deliver to each Holder at least ten (10) Business Days prior to closing the purchase of any such dental practice (1) pro forma financial statements demonstrating continued compliance with all covenants in this Agreement following the inclusion of the target in Company's consolidated enterprise, (2) completed due diligence consisting of the information listed on EXHIBIT E, as approved by Holders, (3) due diligence review conducted by Claymore Partners, Ltd. if such dental practice is in a region in which neither the Company nor any Subsidiary owns a dental practice as of the date hereof and the investment in such practice exceeds $5,000,000.00,
            (4) audited or reviewed financial statements of the dental practice to be acquired for the last three (3) years and interim period or, in lieu thereof, confirmation of profits, cash flows and accounts receivable of such dental practice by a third party acceptable to Holders, (5) any additional information and/or documentation reasonably requested by any Holder;

            (iii) for any investment of $2,000,000 or more but less than $5,000,000, and which is not a dental practice described in clause
            (ii)(B) or (ii)(C) above, the Company shall deliver to each Holder within ten (10) Business Days after closing the purchase of any such dental practice (1) pro forma financial statements demonstrating continued compliance with all covenants in this Agreement following the inclusion of the target in Company's consolidated enterprise,
            (2) completed due diligence consisting of the information listed on EXHIBIT E, as approved by Holders, (3) compiled financial statements of the dental practice to be acquired for the last three (3) years and interim period or, in lieu thereof, confirmation of profits, cash flows and accounts receivable of such dental practice by a third party acceptable to

            Holders, and (4) any additional information and/or documentation reasonably requested by any Holder.

            (iv) for any investment of less than $2,000,000, and which is not a dental practice described in clause (ii)(B) or (ii)(C) above, the Company shall deliver to each Holder within ten (10) Business Days after closing the purchase of any such dental practice, copies of the tax returns of the target dental practice for the last three years.

      Section 9.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. The Company will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock, or options or warrants to acquire such stock, now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, other than the repurchase and/or redemption of the Convertible Note as permitted or required herein or therein or of the Shares.

      Section 9.05 SALES AND LEASEBACKS. Neither the Company nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Company or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Company or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred; provided, however, so long as the Senior Credit Agreement is in effect, this provision shall not prohibit any such transaction to the extent approved by the Majority Lenders and provided no Default or Event of Default exists.

      Section 9.06 NATURE OF BUSINESS. Neither the Company nor any Subsidiary will allow any material change to be made in the character of its business.

      Section 9.07 MERGERS, ETC. Neither the Company nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, another Subsidiary or in connection with Section 9.03(g), except that any Subsidiary may merge into the Company or into any Wholly-Owned Subsidiary so long as the surviving Wholly- Owned Subsidiary is a Guarantor.

      Section 9.08 PROCEEDS OF NOTES. The Company will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section
7.07. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which might cause any of the Subordinated Note Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

      Section 9.09 ERISA COMPLIANCE.  The Company will not at any time:

      (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Company, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

      (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any material liability to the Company, any Subsidiary or any ERISA Affiliate to the PBGC;

      (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

      (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

      (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Company, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

      (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

      (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Company, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

      (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

      (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

      (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Company, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

      Section 9.10 SALE OR DISCOUNT OF RECEIVABLES. Neither the Company nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable; provided, however, so long as the Senior Credit Agreement is in effect, this provision shall not prohibit any such transaction to the extent approved by the Majority Lenders and provided no Default or Event of Default exists.

      Section 9.11 RATIO OF TOTAL FUNDED DEBT TO CAPITALIZATION. The Company will not permit its ratio of Total Funded Debt to Capitalization as of the end of any fiscal quarter to be greater than .65 to 1.0.

      Section 9.12 NET WORTH. The Company will not permit its Net Worth to be less than $33,049,000 at any time, with such minimum amount being permanently increased by an amount equal to 67.5% of positive net income of the Company during each fiscal quarter beginning with the fiscal quarter ended September 30, 1999, and 100% of equity capital raised by the Company after the Closing Date, provided, such minimum amount shall not be decreased as a result of any losses or negative earnings.

      Section 9.13 LEVERAGE RATIO. The Company will not permit its Leverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be greater than 3.25 to 1.0. For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods, as approved by Holders, adjusted to reflect costs and expenses which such Acquired Entity would have included had the Management Services Agreements between Company and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction), in each instance, as approved by Holders. As used in this
Section 9.13, "LEVERAGE RATIO" shall mean the ratio of (i) Senior Funded Debt to
(ii) EBITDA.

      Section 9.14 FIXED CHARGE COVERAGE RATIO. The Company will not permit its Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be less than the ratio for the relevant periods set forth below.

                  RATIO                    PERIOD
          --------------------- -----------------------------
              1.00 to 1.00      from the Closing Date through
                                and including 3/31/2001
          --------------------- -----------------------------

              1.05 to 1.00      from 4/1/2001 and thereafter
          --------------------- -----------------------------

For purposes of this Section 9.14, "FIXED CHARGE COVERAGE RATIO" shall mean the ratio for the relevant period of (i) EBITDA, LESS taxes payable in cash, PLUS lease and rental expense to the extent deducted in computing net income to (ii) lease and rental expense, PLUS interest, PLUS, during the Revolving Credit Period (as defined in the Senior Credit Agreement), one-seventh (1/7) of the then- outstanding principal balance of the Senior Loans, PLUS, without duplication, current maturities of long-term debt, PLUS capital leases PLUS, from and after Revolving Credit Period scheduled payments of principal on Debt of the Company and its Subsidiaries. For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods as approved by Holders, adjusted to reflect costs and expenses which such Acquired Entity would have included had the Management Services Agreements between Company and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction), in each instance, as approved by Holders.

      Section 9.15 RATIO OF TOTAL FUNDED DEBT TO EBITDA. The Company will not permit its ratio of Total Funded Debt as of the end of any fiscal quarter to EBITDA for the four fiscal quarters ending on such date to be greater than 4.25 to 1.0. For purposes hereof, EBITDA shall be calculated as provided in Section
9.13 above.

      Section 9.16 CAPITAL EXPENDITURES. The Company will not make any expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures would, in the case of the 12 month periods ending on the last day of the fiscal quarters ending on December 31, 1999, March 31, 2000 and June 30, 2000, respectively, exceed $11,000,000, and in the case of each 12 month period ending on the last day of each fiscal quarter thereafter, exceed $10,000,000.

      Section 9.17 ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

      Section 9.18 TRANSACTIONS WITH AFFILIATES. Except pursuant to Management Services Agreements and the Accounts Receivable Purchase Agreements, neither the Company nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

      Section 9.19 SUBSIDIARIES. In each case in which the Company or any of its Subsidiaries creates or acquires any additional Subsidiaries, each new Subsidiary shall forthwith execute and deliver a Subordinated Guaranty Agreement in favor of Holders. The Company shall not and shall not permit any Subsidiary to sell or to issue any stock of a Subsidiary or any interest in a Special Entity. The Company shall not permit any Subsidiary to issue any stock except to the Company or any Guarantors and except in compliance with Section 9.03.

      Section 9.20 NEGATIVE PLEDGE AGREEMENTS. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Senior Credit Documents and the Subordinated Note Documents) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Company, or which requires the consent of or notice to other Persons in connection therewith.

      Section 9.21 OTHER AGREEMENTS. Neither the Company nor any Subsidiary shall make or permit any material amendment or modification of the Management Services Agreements or the Accounts Receivables Purchase Agreements, except for
(i) those amendments or modifications required to comply with Government Requirements and (ii) those amendments or modifications which would not have an adverse effect on Borrower or any of its Subsidiaries. The Company will not and will not permit any of its Subsidiaries directly or indirectly to change or amend the terms of any of the Senior Credit Documents if the effect of such amendment is to: (a) increase the principal amount of Senior Indebtedness to an amount in excess of that permitted in the definition of "Senior Debt" in the Subordination Agreement or increase the interest rate on such Senior Indebtedness by more than 200 basis points of the maximum rate of interest set forth in the Senior Credit Agreement; (b) extend the final maturity of the Senior Indebtedness by more than two (2) years; (c) shorten the final maturity of the Senior Indebtedness by more than one (1) year; (d) except as permitted in clause (c), shorten the dates upon which scheduled payments of principal or interest are due on such Senior Indebtedness; or (e) change in any manner adverse to the Company or add any event of default or add or make more restrictive any covenant with respect to such Senior Indebtedness other than in consideration for a waiver of an actual or contemplated default or event of default under the Senior Credit Documents.

      Section 9.22 ACQUIRED ENTITIES. Notwithstanding anything to the contrary contained herein, the Company will not permit any Acquired Entity to create, incur, assume or permit to exist any Debt (other than the Senior Indebtedness and the Indebtedness) or Lien, make any loans, advances or investments in any persons, or sell or transfer any of its property, whether now owned or hereafter acquired except for Debt and Liens in favor of the Company and Liens permitted by Section 9.02.

      Section 9.23 AMENDMENT OF CASTLE WEST LLC AGREEMENT. Neither the Company nor any Subsidiary shall make or permit any material amendment or modification of the Limited Liability Company Agreement of Castle Dental Centers of California, L.L.C., a Delaware limited liability company, without the prior written consent of Holders.

      Section 9.24 JUNIOR SUBORDINATION DEBT. The Company will not, and will not permit any of is Subsidiaries, to make any payment of principal or interest on Junior Subordinated Debt except to the extent permitted under, and subject to the terms and conditions set forth in, the subordination agreement or other such agreement executed in connection therewith.

      Section 9.25 RESTRICTION ON FUNDAMENTAL CHANGES. The Company will not and will not permit any of its Subsidiaries directly or indirectly to amend, modify or waive any term or provision of its organizational documents, including without limitation its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or members' agreement.

      Section 9.26 DISPOSAL OF ASSETS OR SUBSIDIARY STOCK. The Company will not and will not permit any of its Subsidiaries directly or indirectly to: convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for
(a) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business and (b) asset dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any fiscal year of the Company does not exceed $2,500,000; (ii) the consideration received is at least equal to the fair market value of such assets; and (iii) no Default or Event of Default then exists or shall result from such asset disposition.


                                  ARTICLE X

                         EVENTS OF DEFAULT; REMEDIES

      Section 10.01 EVENTS OF DEFAULT. One or more of the following events shall constitute an "EVENT OF DEFAULT":

      (a) the Company shall default in the payment or prepayment when due of any principal of or interest on any Note, or any fees or other amount payable by it hereunder or under the Subordinated Guaranty Agreement; provided, however, if such default is a default in the payment of fees (other than fees under Section 2.03(c)), such default shall continue unremedied for a period of 30 days; or

      (b) the Company or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt (other than Senior Debt) aggregating $250,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or an agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

      (c) any representation, warranty or certification made or deemed made herein or in any of the other Subordinated Note Documents by the Company or any Subsidiary, or any certificate furnished to any Holder pursuant to the provisions hereof or the other Subordinated Note Documents, shall prove to have been materially false or misleading as of the time made or furnished in any material respect; or

      (d) the Company shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Company shall default in the performance of any of its obligations under Article VIII or the Subordinated Guaranty Agreement (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Company by any Holder or (ii) the Company otherwise becoming aware of such default; or

      (e) the Company shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

      (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

      (g) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Company shall be entered in an involuntary case under the Federal Bankruptcy Code; or

      (h) a judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court against the Company or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be (i) fully covered by insurance owned or held by the Company or such Subsidiary, as applicable, under a policy or policies which are in full force and effect, or (ii) procured, within thirty (30) days from the date of entry thereof and the Company or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

      (i) the Subordinated Guaranty Agreement after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, except to the extent permitted by the terms of this Agreement, or the Company shall so state in writing; or

      (j) the Company discontinues its usual business; or

      (k) any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) hereof or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on any Guarantor or if any Guarantor shall so state in writing; or

      (l) any Acquired Entity or any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or
(h) hereof; or

      (m) any Management Services Agreement (other than the Management Services Agreement with Ner H. Azaula, D.D.S.) or any Accounts Receivable Purchase Agreement terminates or a default by the Company occurs thereunder; or

      (n) any modification or amendment of any Management Services Agreement (other than the Management Services Agreement with Ner H. Azaula, D.D.S.) or any Accounts Receivable Purchase Agreement is made that could result in a monetary impact to the Company without the prior written consent of Holders; or

      (o) a Change of Control occurs; or

      (p) the Company shall default in the payment or performance of any obligations in the Senior Credit Documents after any applicable cure period provided for in the such document and as a result any Senior Lender causes the Senior Indebtedness to be accelerated or the Company shall default in the repayment of such Senior Indebtedness at final maturity.

      Section 10.02 REMEDIES.

      (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses (k) and (l) to the extent they relates to clauses (e), (f) or (g), each Holder may, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, the Subordinated Notes and/or Convertible Notes held by it and all other amounts payable to it by the Company hereunder and under the Subordinated Notes and Convertible Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company.

      (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clauses (k) and (l) to the extent they relate to clauses (e), (f) or (g), the principal amount then outstanding of, and the accrued interest on, the Notes and all other amounts payable by the Company hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company.

      (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Subordinated Guaranty Agreement; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; and any excess shall be paid to the Company or as otherwise required by any Governmental Requirement.

      (d) Upon the occurrence and during the continuance of any one or more Events of Default, any Holder may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreements, the Notes or the other Subordinated Note Documents or in aid of the exercise of any power granted in this Agreement or the Notes, or may proceed to enforce the payment of the Notes, or to enforce any other of its legal or equitable rights.


                                  ARTICLE XI

                    HOLDER REPRESENTATIONS AND WARRANTIES

      Section 11.0 ACCREDITED INVESTOR. Each Holder represents, as to itself, that it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.


                                 ARTICLE XII

                                MISCELLANEOUS

      Section 12.01 WAIVER. No failure on the part of a Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Subordinated Note Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Subordinated Note Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Section 12.02 NOTICES. All notices and other communications provided for herein and in the other Subordinated Note Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Subordinated Note Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Subordinated Note Documents; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Subordinated Note Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

      Section 12.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC.

      (a)   The Company agrees:

            (i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of Holders in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of a Holder with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Subordinated Note Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of Holders, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for Holders and, in the case of enforcement (including, without limitation, bankruptcy and workout matters), the reasonable fees and disbursements of counsel for Holders; and promptly reimburse a Holder for all amounts expended, advanced or incurred by such Holder to satisfy any obligation of the Company under this Agreement or the Subordinated Guaranty Agreement;

            (II) TO INDEMNIFY EACH HOLDER AND EACH OF ITS AFFILIATES AND EACH OF ITS OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY

      THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE COMPANY OF THE PROCEEDS OF ANY OF THE NOTES,
      (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE SUBORDINATED NOTE DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE COMPANY AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE COMPANY OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF THE SUBORDINATED GUARANTY AGREEMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE COMPANY OR ANY GUARANTOR SET FORTH IN ANY OF THE SUBORDINATED NOTE DOCUMENTS, (VI) ANY ASSERTION THAT ANY HOLDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SUBORDINATED GUARANTY AGREEMENT OR (VII) ANY OTHER ASPECT OF THE SUBORDINATED NOTE DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

            (III) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE COMPANY OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE SUBORDINATED NOTE DOCUMENTS.

      (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld.

      (c) In the case of any indemnification hereunder, the Indemnified Party shall give notice to the Company of any such claim or demand being made against the Indemnified Party and the Company shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Company provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Company and such Indemnified Party.

      (D) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

      (e) The Company's obligations under this Section 12.03 shall survive any termination of this Agreement, conversion of the Convertible Notes and the payment of the Notes and shall continue thereafter in full force and effect.

      (f) The Company shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Company of notice of the amount due.

      Section 12.04 AMENDMENTS, ETC. Any provision of this Agreement or the Subordinated Guaranty Agreement may be amended, modified or waived with the Company's and Holders' prior written consent.

      Section 12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 12.06 ASSIGNMENTS.

      (a) The Company may not assign its rights or obligations hereunder or under the Notes without the prior consent of Holders.

      (b) Subject to applicable securities laws, in the case of the Notes, and to the terms and conditions of the Stockholders Agreement, in the case of the Convertible Notes, Holders (and its permitted assigns) may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Subordinated Note Documents to any Person, and any such assignee may further assign such rights and obligations to any Person. Any such assignment will become effective upon the execution and delivery to the assigning Holder of the assignment. Upon the assigning Holder's request, the Company, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this
Section 12.06(b), all
references to "Holders" or a "Holder" in this Agreement, the Notes and the other Subordinated Note Documents shall mean and include each such assignee, each such assignee shall be deemed a party to this Agreement and bound by all the agreements and covenants of Holders (other than the covenant to purchase a Note) contained herein and all actions which are to be taken, and all consents or waivers to be granted or consents, amendments, waivers and other writings required to be signed by Holders or a party (other than the Company) to this Agreement shall be, in each case, effective only if taken or executed or delivered by Holders and all such assignees.

      (c) A Holder may furnish any information concerning the Company in its possession from time to time to assignees (including prospective assignees); provided that, such Persons agree to be bound by the provisions of Section 12.15.

      (d) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of a Holder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the SEC or to qualify the Notes under the "Blue Sky" laws of any state.

      Section 12.07 INVALIDITY. In the event that any one or more of the provisions contained in any of the Subordinated Note Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or the Subordinated Guaranty Agreement.

      Section 12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 12.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

      Section 12.10 SURVIVAL. The obligations of the parties, other than under, but subject to the introductory statement to, Article VIII and Article IX, shall survive the repayment of the Notes and the conversion of the Convertible Notes. To the extent that any payments on the Indebtedness are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and Holders' rights, powers and remedies under this Agreement and the Subordinated Guaranty Agreement shall continue in full force and effect. In such event, the Subordinated Guaranty Agreement shall be automatically reinstated and the Company shall take such action as may be reasonably requested by Holder to effect such reinstatement.

      Section 12.11 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      Section 12.12 NO ORAL AGREEMENTS. THE SUBORDINATED NOTE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE SUBORDINATED NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

      (A) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

      (B) SUBJECT TO SECTION 12.17, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE SUBORDINATED NOTE DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND EACH HOLDER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

      (C) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      (D) THE COMPANY AND EACH HOLDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE SUBORDINATED GUARANTY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY

HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SUBORDINATED GUARANTY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

      Section 12.14 INTEREST. It is the intention of the parties hereto that Holders shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to Holders under laws applicable to it (including the laws of the United States of America and the State of Illinois or any other jurisdiction whose laws may be mandatorily applicable to Holders notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Subordinated Note Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Holders that is contracted for, taken, reserved, charged or received by Holders under any of the Subordinated Note Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by Holders on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by Holders to the Company); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Holders may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by Holders as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Holders on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by Holders to the Company). All sums paid or agreed to be paid to Holders for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to Holders, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of any Notes hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to Holders on any date shall be computed at the Highest Lawful Rate applicable to Holders pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Holders would be less than the amount of interest payable to Holders computed at the Highest Lawful Rate applicable to Holders, then the amount of interest payable to Holders in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to Holders until the total amount of interest payable to Holders shall equal the total amount of interest which would have been payable to Holders if the total amount of interest had been computed without giving effect to this Section 12.14.

      Section 12.15 CONFIDENTIALITY. In the event that the Company provides to a Holder written confidential information belonging to the Company, if the Company shall denominate such information in writing as "confidential", such Holder shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without a Holder breaching its obligation of confidence to the Company, (iii) are previously known by a Holder from some source other than the Company, (iv) are hereafter developed by a Holder without using the Company's information, (v) are hereafter obtained by or available to a Holder from a third party who owes no obligation of confidence to the Company with respect to such information or through any other means other than through disclosure by the Company, (vi) are disclosed with the Company's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of a Holder, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, a Holder may disclose any such information to any independent consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or the Subordinated Guaranty Agreement, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee (including prospective assignees) in the Notes; PROVIDED, HOWEVER, that such Holder shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon such Holder hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Company requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Company waives any and all other rights it may have to confidentiality as against a Holder arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

      Section 12.16 EFFECTIVENESS. This Agreement shall be effective on the Closing Date.

      Section 12.17 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SUBORDINATED GUARANTY AGREEMENT AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SUBORDINATED GUARANTY AGREEMENT; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SUBORDINATED GUARANTY AGREEMENT; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SUBORDINATED GUARANTY AGREEMENT; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SUBORDINATED GUARANTY AGREEMENT RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY

HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SUBORDINATED GUARANTY AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

      Section 12.18 SUBORDINATION. Each of the Company, the Guarantors and Holders, by their acceptance of this Agreement, agree that all of the Indebtedness, all payments in respect thereof (prior to the payment in full of the Senior Indebtedness) and any renewals, refinancings or extensions thereof shall be subordinate and junior in right to all Senior Indebtedness as set forth and subject to the terms of the Subordination Agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

      The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:                           CASTLE DENTAL CENTERS, INC.


                                   By:_________________________________
                                   Name: Jack H. Castle, Jr.
                                   Title: Chairman and Chief Executive Officer

Address for Notices:               1360 Post Oak Boulevard
                                   Suite 1300
                                   Houston, Texas  77056
                                   Telecopier No: (713) 513-1401
                                   Telephone No:  (713) 513-1400
                                   Attention:     Jack H. Castle, Jr.


                                   Senior Subordinated Note Purchase Agreement

      The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Heller:                            HELLER FINANCIAL, INC.



                                   By:   _______________________________
                                   Name: _______________________________
                                   Title:_______________________________

                                   If to Heller:

                                   HELLER FINANCIAL, INC.
                                   500 West Monroe Street
                                   Chicago, Illinois  60661
                                   ATTN:  Account Manager
                                          Corporate Finance
                                   Telecopy: (312) 441-7367

                                   with a copy to:

                                   HELLER FINANCIAL, INC.
                                   500 West Monroe Street
                                   Chicago, Illinois 60661
                                   ATTN:  Legal Services
                                          Corporate Finance
                                   Telecopy:  (312) 441-6876

                                   Senior Subordinated Note Purchase Agreement

      The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Midwest:                          MIDWEST MEZZANINE FUND II, L.P.

                                  By:   ABN AMRO Mezzanine Management
                                        II, L.P., its general partner

                                  By:   ABN AMRO Mezzanine Management
                                        II, Inc., its general partner


                                  By:__________________________________
                                        J. Allan Kayler, Senior Vice President

                                  Notices to:

                                  Midwest Mezzanine Fund II, L.P.
                                  208 South LaSalle Street, 10th floor
                                  Chicago, Illinois 60604-1003
                                  ATTN: J. Allan Kayler
                                  Telecopy: (312) 553-6647



                                   Senior Subordinated Note Purchase Agreement